Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Discovery Laboratories, Inc. (the “Company”), for the period ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), each of the undersigned, in his capacity as an officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.

Date: August 5, 2005

Name: /s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Name: /s/ John G. Cooper
Name: John G. Cooper
Title: Executive Vice President and  Chief Financial Officer